Exhibit 99.2

PROXY CARD
FIRST CHARTER CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON          , 2007

The undersigned hereby appoints           and          , and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of First Charter Corporation (“First Charter”) to be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina, 28262-2373 on          , 2007 at  :   a.m., and at any adjournment thereof, all shares of common stock of First Charter which the undersigned would be entitled to vote if personally present for the matters appearing on this proxy card. The undersigned acknowledges receipt from First Charter prior to the execution of this proxy card of notice of the special meeting and a proxy statement/prospectus dated November   , 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Proposal to approve the merger of First Charter with and into Fifth Third Financial Corporation, substantially on the terms set forth in the Amended and Restated Agreement and Plan of Merger, dated as of September 14, 2007 by and among First Charter, Fifth Third Bancorp, and Fifth Third Financial Corporation.
FOR ☐          AGAINST ☐          ABSTAIN ☐

2. Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
FOR ☐          AGAINST ☐           ABSTAIN ☐

3. Such other business properly brought before the meeting or any adjournments thereof.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please date, sign your name(s) exactly as shown on your stock certificates, and return this proxy card in the accompanying envelope as promptly as practical. This proxy may be revoked by sending written notice to the Corporate Secretary of the First Charter stating that the proxy is revoked, by completing and submitting a new proxy card, or by voting in person at the special meeting.

You can provide your instructions to vote in one of the following ways:

1. Call toll free 1-XXX-XXX-XXXX on a touch-tone phone and follow the instructions. There is no charge to you for this call;

or

2. Via the Internet at http:// and follow the instructions.

or

3. Mark, sign and date this proxy card and return it promptly in the enclosed envelope.

,2007
Date	Signature(s)

NOTE:  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.